UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2016

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(Address of principal executive offices and Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

VOLITIONRX LIMITED

Form 8-K

Current Report

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2016, David Kratochvil, the Company’s Chief Financial Officer and Treasurer, provided written notice to VolitionRx Limited (the “Company”) of his intention to resign from all positions of employment with the Company effective May 31, 2017 (the “Resignation Date”).  Mr. Kratochvil indicated his intention to remain with the Company as the Chief Financial Officer and Treasurer until the earlier of the Resignation Date or completion of the transition of his responsibilities to a successor.  Mr. Kratochvil will continue to receive his base salary and benefits through the Resignation Date.  Mr. Kratochvil indicated that his decision to resign from the Company is solely for personal reasons and does not reflect any disagreement or dispute with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 6, 2016

VOLITIONRX LIMITED

By:    /s/ Cameron Reynolds

Cameron Reynolds

Chief Executive Officer & President